Exhibit 99.1
ZipRecruiter Announces First Quarter 2021 Results and 2021 Guidance
Quarterly revenue increased to $125 million, up 11% y/y;
Q2 2021 revenue is expected to be $157 to $163 million, up 79% to 86% y/y
SANTA MONICA, CA, May 17, 2021 – ZipRecruiter®, a leading online employment marketplace, today announced financial results for the quarter ended March 31, 2021. ZipRecruiter’s complete first quarter financial results, financial guidance and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website at investors.ziprecruiter.com.
In April, ZipRecruiter filed a registration statement with the U.S. Securities and Exchange Commission for a direct listing of its common stock. The Company’s registration statement was declared effective on May 14th, and its Class A common stock is expected to begin trading on the New York Stock Exchange under the ticker symbol “ZIP” on May 26, 2021.
“In our first public earnings report, ZipRecruiter delivered record revenue in Q1. We are issuing guidance for the year that maps to the strong signs of recovery in the U.S. hiring market. We believe that we are in the early stages of a significant resurgence of job growth during the once-in-a-lifetime reopening of the economy after the pandemic. We are well-positioned to take advantage of this moment as we continue to actively connect people to their next great opportunity. ZipRecruiter is helping America get back to work, and we are in the very early stages of our long-term growth opportunity,” said Ian Siegel, CEO of ZipRecruiter.
Conference Call Details
ZipRecruiter will host a conference call today, May 17 at 1:30pm Pacific Time to discuss its financial results. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website at investors.ziprecruiter.com. An archived version will be available on the website two hours after the completion of the call. Investors and analysts can participate in the conference call by dialing +1 (833) 979-2842, or +1 (236) 714-2904 for callers outside the United States, and mention the passcode, “ZipRecruiter” or by referencing conference ID "8391396”. A telephonic replay of the conference call will be available until 8:59 p.m. Pacific Time on May 24, 2021, beginning two hours after the end of the conference call. To listen to the replay please dial +1 (800) 585-8367 or +1 (416) 621-4642 for callers outside the United States and enter replay code “8391396”.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the timing for expected trading of its Class A common stock, ZipRecruiter’s beliefs regarding job growth during a once-in-a-lifetime reopening of the economy, ZipRecruiter’s positioning to take advantage of such opportunity, the belief that ZipRecruiter can help get people back to work, and the early stages of growth opportunity, and other statements that reflect ZipRecruiter’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including our ability to attract and retain employers and job seekers; our ability to achieve profitability; our ability to maintain and enhance our brand; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by COVID-19 pandemic that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our ability to protect our intellectual property rights and to successfully halt the operations of copycat websites or misappropriation of data; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on relationships with payment partners, banks and disbursement partners; our dependence on our senior management and our ability to attract new talent; and the other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form S-1/A on April 30, 2021 with the U.S. Securities and Exchange Commission (“SEC”) and other documents required to be filed with the SEC There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
ABOUT ZIPRECRUITER
ZipRecruiter, Inc. is an online employment marketplace, providing technology-enabled services to connect job seekers and employers of all sizes.
CONTACTS
Investors:
Alex Wellins
The BlueShirt Group, for ZipRecruiter
ir@ziprecruiter.com
Corporate Communications:
Julia Pollak
Public Relations, ZipRecruiter
press@ziprecruiter.com